Exhibit 99.1

Snail, Inc. Reports Third Quarter 2024 Financial Results

Culver City, CA – November 13, 2024 – Snail, Inc. (NASDAQ: SNAL) (“Snail” or “the Company”), a leading, global independent developer and publisher of interactive digital entertainment, today announced financial results for its third quarter ended September 30, 2024.

Tony Tian, Co-Chief Executive Officer of Snail, commented, “Since taking over as Co-CEO of Snail in April, we’ve continued to see a transformation in the business, guided by the extraordinary talent and vision of our dedicated team. Snail is committed to pushing the boundaries of interactive entertainment, and we are thrilled with the successes seen across our titles and DLCs this quarter, including Aberration, part two of Bobs Tall Tales and the Ark franchise. We remain focused on delivering innovative gaming experiences that exceed our fans’ expectations around the globe, staying true to the creative spirit that has defined our company’s remarkable journey.”

Third Quarter 2024 Operational Highlights:

●	ARK: Survival Ascended and Ark: Survival Evolved

○	On October 25, 2023, the Company launched its flagship remake of the ARK franchise leveraging Unreal Engine 5’s stunning graphics and introduced a game-altering cross-platform modding system, ushering in a new era of creativity.
○	In the three and nine months ended September 30, 2024, the Company sold 0.4 million units and 1.3 million units of ARK: Survival Ascended, respectively.
○	In the three and nine months ended September 30, 2024, ARK: Survival Evolved and ARK: Survival Ascended combined for an average total of 210,000 and 212,000 daily active users on the Steam and Epic platforms, respectively.
○	Through September 30, 2024, the Company’s ARK franchise game has been played for 3.8 billion hours with an average playing time per user of 162 hours and with the top 21.2% of all players spending over 100 hours in the game, according to data from the Steam platform.

●	Product and Business Updates:

○	ARK: Ultimate Survivor Edition. On July 16, 2024, the Company announced the expansive adaptation of the acclaimed ARK franchise into iOS and Android mobile devices.
○	Wandering Wizard, an indie branch of the Company, strategically acquired the publishing rights to four new games since the second quarter of 2024. The games, The Cecil, Chasmal Fear, Castle of Secrets, and Stoneguard, are still under development.
○	For The Stars. On August 15, 2024, the Company officially announced a new AAA title For The Stars, a space-themed survival sandbox MMO game set to launch on PC, PS5, and Xbox Series X|S.
○	Honeycomb: The World Beyond. Snail acquired the publishing rights to the upcoming sci-fi survival adventure game in the third quarter of 2024, further enhancing our sandbox survival content portfolio.

Third Quarter 2024 Financial Highlights:

●	Net revenue for the three months ended September 30, 2024 was $22.5 million, an increase of $13.5 million, or 150.9%, compared to $9.0 million in the three months ended September 30, 2023. The increase in net revenue was due to the recognition of $8.2 million in revenue from the release of Aberration and part II of Bobs Tall Tales, an increase in total Ark sales of $5.9 million, an increase in Bellwright sales of $1.0 million, $1.2 million recognized for meeting the performance obligations of releasing Genesis II and Myth of Empires on certain platforms, partially offset by a decrease in Ark Mobile sales of $0.3 million, and an increase in deferred revenues of $2.6 million related to sales of ARK: Survival Ascended and Bobs Tall Tales DLC’s which have not yet been released.

●	Net income for the three months ended September 30, 2024 increased significantly to $0.2 million versus a net loss of $4.4 million in the third quarter of 2023 as a result of the increase in net revenue driven by the release of new titles.

●	Bookings for the three months ended September 30, 2024 was $16.1 million as compared to $10.5 million for the three months ended September 30, 2023, an increase of $5.6 million, or 53.6%. The increase was primarily due to the release of ARK: Survival Ascended in the fourth quarter of 2023, the releases of Bobs Tall Tales and Bellwright in the first half of 2024, as well as the ARK: Survival Ascended DLC’s Aberration and Scorched Earth in September and April of 2024, respectively.

●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three months ended September 30, 2024 was $0.5 million compared to an EBITDA loss of $5.1 million in the prior year period. The $5.6 million, or 109.7%, increase in EBITDA was due to an increase in net income of $4.6 million and a decrease in the benefit from income taxes of $1.4 million, that was partially offset by a decrease in interest expenses of $0.3 million.

●	As of September 30, 2024, unrestricted cash was $10.6 million and the Company has repaid $3.0 million of its revolving loan, $2.3 million in notes payable, and $0.8 million of its convertible notes that were outstanding as of December 31, 2023.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes EBITDA, as non-GAAP measure, and Bookings, as an operating metric, are useful in evaluating its operating performance. EBITDA is a non-GAAP financial measure that is presented as a supplemental disclosure to net income (loss) and should not be construed as an alternative to net income (loss) or as an alternative to cash flow provided by operating activities as a measure of liquidity, as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues, excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions)
Total net revenue	$22.5	$9.0	$58.3	$32.3
Change in deferred net revenue	(6.4)	1.5	0.4	0.8
Bookings	$16.1	$10.5	$58.7	$33.1

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) income tax provision (benefit from) and (iv) depreciation and amortization expense. The following table provides a reconciliation from net income (loss) to EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions)
Net income (loss)	$0.2	$(4.4)	$0.7	$(11.5)
Interest income and interest income – related parties	(0.1)	-	(0.2)	(0.1)
Interest expense and interest expense – related parties	0.1	0.4	0.6	1.0
Provision for (benefit from) income taxes	0.2	(1.2)	0.3	(3.0)
Depreciation and amortization expense	0.1	0.1	0.2	0.3
EBITDA	$0.5	$(5.1)	$1.6	$(13.3)

Webcast Details

The Company will host a webcast at 4:30 PM ET today to discuss the third quarter 2024 financial results. Participants may access the live webcast and replay on the Company’s investor relations website at https://investor.snail.com/.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, My Nintendo Store, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the ongoing conflicts involving Russia and Ukraine, and Israel and Hamas, on its business and the global economy generally; rulings by courts or other governmental authorities; the Company’s current program to repurchase shares of its Class A common stock, including expectations regarding the timing and manner of repurchases made under this share repurchase program; its plans to pursue and successfully integrate strategic acquisitions; and assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its annual reports on Form 10-K and quarterly reports on Form 10-Q filed, or to be filed, with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Snail, Inc.

Snail is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs and mobile devices.

For additional information, please contact: investors@snail.com

Snail, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2024	December 31, 2023

ASSETS

Current Assets:
Cash and cash equivalents	$10,566,294	$15,198,123
Accounts receivable, net of allowances for credit losses of $523,500 as of September 30, 2024 and December 31, 2023	6,804,338	25,134,808
Accounts receivable - related party	3,035,555	-
Loan and interest receivable - related party	105,255	103,753
Prepaid expenses - related party	4,952,002	6,044,404
Prepaid expenses and other current assets	1,336,744	639,693
Prepaid taxes	9,713,430	9,529,755
Total current assets	36,513,618	56,650,536

Restricted cash and cash equivalents	1,119,565	1,116,196
Accounts receivable - related party, net of current portion	3,000,592	7,500,592
Prepaid expenses - related party	8,994,630	7,784,062
Property, plant and equipment, net	4,446,772	4,682,066
Intangible assets, net - other	271,115	271,717
Deferred income taxes	10,260,441	10,247,500
Other noncurrent assets	571,711	164,170
Operating lease right-of-use assets, net	1,600,520	2,440,690
Total assets	$66,778,964	$90,857,529

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$3,948,039	$12,102,929
Accounts payable - related parties	15,689,072	23,094,436
Accrued expenses and other liabilities	2,734,535	2,887,193
Interest payable - related parties	527,770	527,770
Revolving loan	3,000,000	6,000,000
Notes payable	-	2,333,333
Convertible notes, net of discount	-	797,361
Current portion of long-term promissory note	2,743,378	2,811,923
Current portion of deferred revenue	13,349,641	19,252,628
Current portion of operating lease liabilities	1,629,835	1,505,034
Total current liabilities	43,622,270	71,312,607

Accrued expenses	254,731	254,731
Deferred revenue, net of current portion	19,940,995	15,064,078
Operating lease liabilities, net of current portion	266,397	1,425,494
Total liabilities	64,084,393	88,056,910

Commitments and contingencies

Stockholders’ Equity:
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 9,379,488 shares issued and 8,029,213 shares outstanding as of September 30, 2024, and 9,275,420 shares issued and 7,925,145 shares outstanding as of December 31, 2023	937	927
Class B common stock, $0.0001 par value, 100,000,000 shares authorized; 28,748,580 shares issued and outstanding as of September 30, 2024 and December 31, 2023	2,875	2,875
Additional paid-in capital	25,334,672	26,171,575
Accumulated other comprehensive loss	(230,857)	(254,383)
Accumulated deficit	(13,237,356)	(13,949,325)
Treasury stock at cost (1,350,275 as of September 30, 2024 and December 31, 2023)	(3,671,806)	(3,671,806)
Total Snail, Inc. equity	8,198,465	8,299,863
Noncontrolling interests	(5,503,894)	(5,499,244)
Total stockholders’ equity	2,694,571	2,800,619
Total liabilities, noncontrolling interests and stockholders’ equity	$66,778,964	$90,857,529

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Revenues, net	$22,530,372	$8,981,135	$58,252,751	$32,331,876
Cost of revenues	13,823,944	9,463,086	39,369,816	29,659,788

Gross profit (loss)	8,706,428	(481,951)	18,882,935	2,672,088

Operating expenses:
General and administrative	3,845,301	3,452,141	8,923,225	11,915,126
Research and development	3,885,926	1,317,400	7,523,329	3,892,039
Advertising and marketing	495,938	215,477	1,331,163	488,318
Depreciation and amortization	72,402	112,914	235,294	346,084
Total operating expenses	8,299,567	5,097,932	18,013,011	16,641,567

Income (loss) from operations	406,861	(5,579,883)	869,924	(13,969,479)

Other income (expense):
Interest income	60,675	47,147	225,227	98,411
Interest income - related parties	504	504	1,501	1,496
Interest expense	(95,997)	(370,376)	(634,262)	(961,196)
Other income	74,891	313,156	546,484	321,331
Foreign currency transaction loss	(55,835)	(1,394)	(32,055)	(25,606)
Total other income (expense), net	(15,762)	(10,963)	106,895	(565,564)

Income (loss) before provision for (benefit from) income taxes	391,099	(5,590,846)	976,819	(14,535,043)

Provision for (benefit from) income taxes	157,938	(1,156,675)	269,501	(3,044,380)

Net income (loss)	233,161	(4,434,171)	707,318	(11,490,663)

Net loss attributable to non-controlling interests	(1,986)	(1,539)	(4,650)	(7,222)

Net income (loss) attributable to Snail, Inc.	$235,147	$(4,432,632)	$711,968	$(11,483,441)

Comprehensive income (loss) statement:

Net income (loss)	$233,161	$(4,434,171)	$707,318	$(11,490,663)

Other comprehensive income (loss) related to currency translation adjustments, net of tax	52,116	(1,512)	23,526	19,515

Total comprehensive income (loss)	$285,277	$(4,435,683)	$730,844	$(11,471,148)

Net income (loss) attributable to Class A common stockholders:
Basic	$51,312	$(955,763)	$154,972	$(2,477,768)
Diluted	$51,312	$(955,763)	$127,440	$(2,477,768)

Net income (loss) attributable to Class B common stockholders:
Basic	$183,835	$(3,476,869)	$556,996	$(9,005,673)
Diluted	$183,835	$(3,476,869)	$458,041	$(9,005,673)

Net income (loss) per share attributable to Class A and B common stockholders:
Basic	$0.01	$(0.12)	$0.02	$(0.31)
Diluted	$0.01	$(0.12)	$0.02	$(0.31)

Weighted-average shares used to compute income (loss) per share attributable to Class A common stockholders:
Basic	8,024,369	7,901,145	7,998,686	7,909,715
Diluted	8,024,369	7,901,145	8,148,133	7,909,715

Weighted-average shares used to compute income (loss) per share attributable to Class B common stockholders:
Basic	28,748,580	28,748,580	28,748,580	28,748,580
Diluted	28,748,580	28,748,580	28,748,580	28,748,580

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the nine months ended September 30,	2024	2023

Cash flows from operating activities:
Net income (loss)	$707,318	$(11,490,663)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization - intangible assets - license, related parties	-	1,253,623
Amortization - intangible assets - other	603	603
Amortization - loan origination fees and debt discounts	60,242	142,656
Accretion - convertible notes	222,628	-
Depreciation and amortization - property and equipment	235,294	346,084
Stock-based compensation expense (income)	(896,893)	622,007
Interest income from restricted escrow deposit	-	(33,935)
Deferred taxes, net	(12,884)	(3,058,738)

Changes in assets and liabilities:
Accounts receivable	18,330,470	2,674,655
Accounts receivable - related party	1,464,445	(255,045)
Prepaid expenses - related party	(118,167)	(2,500,000)
Prepaid expenses and other current assets	(697,051)	156,450
Prepaid taxes	(183,675)	-
Other noncurrent assets	(407,441)	(2,903)
Accounts payable	(7,891,975)	846,553
Accounts payable - related parties	(7,405,363)	(248,391)
Accrued expenses and other liabilities	(152,658)	134,131
Interest receivable - related party	(1,501)	(1,496)
Lease liabilities	(194,125)	(148,233)
Deferred revenue	(1,026,070)	767,883
Net cash provided by (used in) operating activities	2,033,197	(10,794,759)

Cash flows from financing activities:
Repayments on promissory note	(68,545)	(59,589)
Repayments on notes payable	(2,333,333)	(3,750,000)
Repayments on convertible notes	(1,020,000)	-
Repayments on revolving loan	(3,000,000)	(3,000,000)
Borrowings on notes payable	-	2,275,000
Proceeds from issuance of convertible notes	-	847,500
Refund of dividend withholding tax overpayment	-	1,886,600
Purchase of treasury stock	-	(257,093)
Payments of capitalized offering costs	-	(342,318)
Payments of offering costs in accounts payable	(262,914)	-
Net cash used in financing activities	(6,684,792)	(2,399,900)

Effect of currency translation on cash and cash equivalents	23,135	20,390

Net decrease in cash and cash equivalents, and restricted cash and cash equivalents	(4,628,460)	(13,174,269)

Cash and cash equivalents, and restricted cash and cash equivalents - beginning of period	16,314,319	19,238,185

Cash and cash equivalents, and restricted cash and cash equivalents – end of period	$11,685,859	$6,063,916

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$421,986	$725,885
Income taxes	$401,671	$504,581
Noncash transactions during the period for:
Issuance of warrants in connection with equity line of credit	$-	$(105,411)
Debt converted to equity	$(60,000)	$-
Right-of-use assets obtained in exchange for a lease liability	$(85,588)	$-